UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 3, 2019
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UPWORK INC.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-38678	46-4337682
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

441 Logue Avenue Mountain View, California		94043
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: (650) 316-7500
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.0001 par value per share	UPWK	The Nasdaq Stock Market LLC

Item 2.02    Results of Operations and Financial Condition.
On May 8, 2019, Upwork Inc. (“Upwork”) issued a press release and will hold a conference call regarding its financial results for the quarter ended March 31, 2019. A copy of the press release is furnished as Exhibit 99.1 to this report.
The information furnished with this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.
Upwork is making reference to non-GAAP financial information in both the press release and the conference call. A reconciliation of GAAP to non-GAAP results is provided in the attached Exhibit 99.1 press release.
Upwork uses its Investor Relations website (https://investors.upwork.com/), its Twitter handle (https://twitter.com/Upwork), and Stephane Kasriel’s Twitter handle (https://twitter.com/skasriel) and LinkedIn profile (http://www.linkedin.com/in/kasriel) as means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.
Item 5.02.    Compensatory Arrangements of Certain Officers.
The Board of Directors (the “Board”) of Upwork recently ratified the appointment of Hayden Brown to the position of Chief Marketing and Product Officer of Upwork, which promotion was effective April 1, 2019.
Ms. Brown previously served as Upwork’s Senior Vice President, Product and Design, from January 2016 to April 2019, Vice President, Head of Product, from January 2015 to January 2016, and Vice President and Senior Director Marketplace, from Upwork’s inception in March 2014 to January 2015. Prior to that, Ms. Brown served in numerous product leadership roles, starting when she joined oDesk Corporation as a Director of Marketplace in December 2011.
In connection with Ms. Brown’s promotion, the Compensation Committee of the Board, on May 3, 2019 approved an increase in Ms. Brown’s annual base salary to an annualized rate of $462,250 and an increase in her target bonus eligibility to 50%, both of which are effective retroactive to April 1, 2019 and contingent upon Ms. Brown continuing to lead Upwork’s marketing and product departments. Additionally, Ms. Brown was granted an award of restricted stock units (“RSUs”) covering 61,760 shares of Upwork’s common stock in accordance with the terms of Upwork’s 2018 Equity Incentive Plan. The RSUs will vest at a rate of 6.25% quarterly over the next sixteen quarters for so long as Ms. Brown remains employed by Upwork and continues to lead Upwork’s marketing and product departments, and are subject to Ms. Brown’s existing severance and change of control agreement.
The foregoing description is qualified in its entirety by reference to the offer letter addendum entered into between Upwork and Ms. Brown, a copy of which will be filed as an exhibit to Upwork’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2019.
Ms. Brown’s severance and change of control agreement and offer letter, filed as Exhibits 10.8 and 10.11, respectively, to Upwork’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on September 6, 2018, as amended (File No. 001-38678), remain unchanged
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
99.1	Press release dated May 8, 2019

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UPWORK INC.

Date: May 8, 2019	By:	/s/ Brian Kinion
Brian Kinion
Chief Financial Officer